As filed with the Securities and Exchange Commission on January 27, 2011
Registration No. 333-169363

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to the
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Alliance Bancorp, Inc. of Pennsylvania

(Exact name of registrant as specified in its articles of incorporation)

Pennsylvania	6036	90-0606221

(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
541 Lawrence Road
Broomall, Pennsylvania 19008
(610) 353-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dennis D. Cirucci
President and Chief Executive Officer
Alliance Bancorp, Inc. of Pennsylvania
541 Lawrence Road
Broomall, Pennsylvania 19008
(610) 353-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Raymond A. Tiernan, Esq. Hugh T. Wilkinson, Esq. Kenneth B. Tabach, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 11th Floor Washington, D.C. 20005 202-347-0300	John J. Spidi, Esq. James C. Stewart, Esq. Malizia Spidi & Fisch, PC Suite 200 West 1227 25th Street, N.W. Washington, D.C. 20037 202-434-4670
     Approximate date of commencement of proposed sale to the public: Sale to the public concluded on January 18, 2011.

Deregistration of Common Stock
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 hereby deregisters 1,413,464 shares of common stock, par value $0.01 per share (“Common Stock”) of Alliance Bancorp, Inc. of Pennsylvania (the “Company”), previously registered. The Company previously registered 6,888,174 shares of Common Stock and issued 5,474,710 shares of Common Stock in the recently completed offerings (3,258,475 shares of Common Stock were sold in the subscription, community and syndicated community offerings and 2,216,235 shares of Common Stock were exchanged in the exchange offering).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomall, Pennsylvania on January 27, 2011.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA
By:	/s/ Dennis D. Cirucci
Dennis D. Cirucci
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dennis D. Cirucci Dennis D. Cirucci	President and Chief Executive Officer (principal executive officer)	January 27, 2011
/s/ Peter J. Meier Peter J. Meier	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	January 27, 2011
/s/ William E. Hecht * William E. Hecht	Chairman of the Board	January 27, 2011
/s/ J. William Cotter, Jr. * J. William Cotter, Jr.	Director	January 27, 2011
/s/ John A. Raggi* John A. Raggi	Director	January 27, 2011
/s/ Philip K. Stonier* Philip K. Stonier	Director	January 27, 2011
/s/ G. Bradley Rainer* G. Bradley Rainer	Director	January 27, 2011
/s/ R. Cheston Woolard* R. Cheston Woolard	Director	January 27, 2011
/s/ Timothy E. Flatley* Timothy E. Flatley	Director	January 27, 2011

*	By Dennis D. Cirucci pursuant to power of attorney.